Exhibit 99.4
Valeant Pharmaceuticals International
Offer to Exchange
8.375% Senior Notes due 2016 Registered under the Securities Act of 1933
For a Like Principal Amount of 8.375% Senior Notes due 2016
Pursuant to the Prospectus dated            , 2010
To Our Clients:
          Enclosed for your consideration is a prospectus dated            , 2010 (the “Prospectus”) and the related letter of transmittal (the “Letter of Transmittal”), relating to the offer (the “Exchange Offer”) of Valeant Pharmaceuticals International, a Delaware corporation, (the “Company”), to exchange up to $365,000,000 aggregate principal amount of its 8.375% Senior Notes due 2016 (the “Exchange Notes”) and the related guarantees, which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of its outstanding 8.375% Senior Notes due 2016 (the “Old Notes”) and the related guarantees, which were previously issued without registration under the Securities Act, upon the terms and subject to the conditions described in the Prospectus and the related Letter of Transmittal. The Exchange Offer is intended to satisfy certain obligations of the Company contained in the Exchange and Registration Rights Agreement dated June 9, 2009, between the Company, the Guarantors named therein and the initial purchasers named therein.
          This material is being forwarded to you as the beneficial owner of the Old Notes carried by us for your account but not registered in your name. A tender of such Old Notes may only be made by us as the holder of record and pursuant to your instructions unless you obtain a properly completed bond power from us or arrange to have the Old Notes registered in your name.
          Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.
          Please forward your instructions to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on            , 2010, unless extended by the Company (the “Expiration Date”). Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the expiration of the Exchange Offer.
     Your attention is directed to the following:
1.	The Exchange Offer is for any and all of the Old Notes.

2.	The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned “Exchange Offer — Conditions.”

3.	The Exchange Offer expires at 5:00 p.m., New York City time, on , 2010, unless extended by the Company.
          IF YOU WISH TO HAVE US TENDER YOUR OLD NOTES, PLEASE SO INSTRUCT US BY COMPLETING, EXECUTING AND RETURNING TO US THE INSTRUCTION FORM ON THE BACK OF THIS LETTER.
          The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender the Old Notes unless you obtain a properly completed bond power from us or arrange to have the Old Notes registered in your name.

INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER
     The undersigned acknowledge(s) receipt of this letter and the enclosed materials referred to therein relating to the Exchange Offer made by Valeant Pharmaceuticals International with respect to the Old Notes.
     This will instruct you to tender the Old Notes held by you for the account of the undersigned, upon and subject to terms and conditions set forth in the Prospectus and the related Letter of Transmittal.
     If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized (i) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of Old Notes; (ii) to make such agreements, representations and warranties, on behalf of the undersigned, as are set forth in the Letter of Transmittal; and (iii) to take such other action as may be necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of such Old Notes.
☐ Please tender the Old Notes held by you for the account of the undersigned as indicated below:

Aggregate Principal Amount of the Old Notes:

8.375% Senior Notes due 2016	(must be in denominations of $2,000 and any integral multiple of $1,000 in excess thereof)
☐ Please do not tender any Old Notes held by you for the account of the undersigned

Dated: , 2010	(Signature(s))

(Please print name(s) here)

(Address(es))

(Area Code(s) and Telephone Number(s))

(Tax Identification or Social Security Number(s))
     None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Old Notes held by us for your account.

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